Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--63 (New York, Ohio and Pennsylvania Trusts), Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-53419 of our opinion dated August 15, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
August 24, 2000